UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2016

CurrencyShares® Japanese Yen Trust

Sponsored by Guggenheim Specialized Products, LLC,

d/b/a Guggenheim Investments

(Exact name of registrant as specified in its charter)

New York	001-33298	37-6416176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Boulevard, Suite 600 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 296-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officers; Appointment of Principal Officers.

(a) Not applicable.

(b) On September 23, 2016, Nikolaos Bonos notified the sponsor of the CurrencyShares Japanese Yen Trust, which is Guggenheim Specialized Products, LLC, d/b/a “Guggenheim Investments” (the “Sponsor”), that he will resign as Chief Executive Officer of the Sponsor, effective September 26, 2016.

On September 23, 2016, Joseph Arruda notified the Sponsor that he will resign as Chief Financial Officer of the Sponsor, effective September 26, 2016.

(c) On September 23, 2016, John Sullivan was appointed by the sole member of the Sponsor as Chief Executive Officer of the Sponsor, effective September 26, 2016. Mr. Sullivan is 61 years of age and has served as Senior Managing Director of the Sponsor since 2010. Mr. Sullivan has also served as Chief Financial Officer, Chief Accounting Officer and Treasurer of certain other funds in the Guggenheim fund complex since 2010. Mr. Sullivan served as Managing Director and Chief Compliance Officer of each of the funds in the Van Kampen Investments, Inc. fund complex from 2004 to 2010 and as Chief Financial Officer and Treasurer of the Van Kampen Investments, Inc. fund complex from 1996 to 2004. Mr. Sullivan also served as Managing Director and Head of Fund Accounting and Administration for Morgan Stanley Investment Management from 2002 to 2004. Mr. Sullivan holds a Master of Business Administration degree in Finance from DePaul University and a Bachelor of Business Administration degree in Accounting from Western Illinois University.

On September 23, 2016, Keith Kemp was appointed by the sole member of the Sponsor as Chief Financial Officer of the Sponsor, effective September 26, 2016. Mr. Kemp is 55 years of age and has served as Managing Director of Guggenheim Partners Investment Management, LLC from April 2015 to the present and as Director of Guggenheim Partners Investment Management, LLC from 2010 to 2015. Mr. Kemp has also served as Managing Director of Transparent Value, LLC from 2015 to 2016 and as Director of Transparent Value, LLC from 2010 to 2015. Mr. Kemp also served as Chief Operating Officer of Macquarie Capital Investment Management from 2007 to 2009. Mr. Kemp holds a Bachelor of Science degree in Accounting from the State University of New York at Oswego.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYSHARES® JAPANESE YEN TRUST

	By:	Guggenheim Specialized Products, LLC Sponsor of the CurrencyShares® Japanese Yen Trust

September 26, 2016		By:	/s/ Joseph Arruda
Joseph Arruda Chief Financial Officer

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